UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2021

ADAPTIVE BIOTECHNOLOGIES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-38957	27-0907024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Eastlake Avenue East, Suite 200, Seattle, Washington		98102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 659-0067

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.   Regulation FD Disclosure

Adaptive Biotechnologies Corporation (the “Company”) and Genentech, Inc. (“Genentech”) are collaborating toward the development of cellular therapy drugs for treating cancer by targeting immune cells to specific shared and personalized cancer-related antigen targets. In response to published data relating to the first shared antigen target candidate, the Company was advised by Genentech on March 1, 2021 that, subject to additional review of certain data, it intends to suspend development of a drug against that shared antigen target. The collaboration will continue to move rapidly toward development of potential drugs against other shared and personal antigen targets already under evaluation.

The Company does not anticipate any material changes to its operating or capital expenses as a result of the suspension of development work to target the first shared antigen candidate, and with respect to revenue guidance, the Company reiterates its full-year 2021 revenue guidance range of $145 million to $155 million.

Item 8.01.   Other Events

The information in the first paragraph of Item 7.01 of this Current Report on Form 8-K (this “Report”) is incorporated by reference into this Item 8.01.

This Report contains forward-looking statements that are based on management's beliefs and assumptions and on information currently available to management. All statements contained in this Report other than statements of historical fact are forward-looking statements, including express or implied statements regarding the Company’s continued efforts to develop other shared and personalized products for cellular therapy in oncology, continued scaling of research and development efforts, anticipated costs, revenue guidance and related matters, as well as the ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations. In some cases, you can identify forward-looking statements by the words "anticipate," "believe," "continue," "expect," "may," "plan," "project," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this Report represent our views as of the date hereof. The Company undertakes no obligation to update any forward-looking statements for any reason, except as required by law.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, with the exception of the information in Item 8.01 above, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Adaptive Biotechnologies Corporation

Date: March 2, 2021	By:	/s/ Chad Cohen
Chad Cohen
Chief Financial Officer